UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 21, 2010
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street
Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
               On October 21, 2010, Carrizo Oil & Gas, Inc. (the “Company”) entered into the Fourteenth Amendment (the “Fourteenth Amendment”) to the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Credit Agreement”).
               Pursuant to the Fourteenth Amendment, the Credit Agreement was amended to permit (1) the issuance from time to time on or before December 15, 2010 of senior notes in an aggregate principal amount of up to $425 million and (2) so long as at least $200 million in gross cash proceeds are received from purchasers of such senior notes, a tender offer to be completed on or before December 15, 2010 for all or part of the Company’s outstanding 4.375% Convertible Senior Notes due 2028 (the “Convertible Notes”). The amendments described in the foregoing sentence are intended to permit (a) the issuance of senior notes in the offering described below in Item 8.01 of this Current Report (the “Senior Notes Offering”) and (b) the tender offer described below in Item 8.01 of this Current Report (the “Tender Offer”). The Fourteenth Amendment also added to the Credit Agreement restrictions on the Company’s ability to repurchase any senior notes issued in the Senior Notes Offering and to make certain amendments to the terms of any senior notes issued in the Senior Notes Offering, and added further restrictions on the Company’s ability to purchase the Convertible Notes (other than pursuant to the Tender Offer).
               In addition, the Fourteenth Amendment provides that certain financial covenants in the Credit Agreement will be amended upon the closing of the Senior Notes Offering, provided the gross proceeds are at least $200 million. Specifically, from and after the date on which the Senior Notes Offering closes, the Company will be required to maintain (1) a maximum ratio of total net debt (which excludes certain amounts attributable to the Convertible Notes) to Consolidated EBITDAX (as defined in the Credit Agreement) of (a) 4.75 to 1.00 for the fiscal quarter ending on September 30, 2010, (b) 4.25 to 1.00 for the fiscal quarters ending on or after December 31, 2010 and on or before June 30, 2011, (c) 4.50 to 1.00 for the fiscal quarters ending on or after September 30, 2011 and on or before December 31, 2011 and (d) 4.00 to 1.00 for each fiscal quarter ending on or after March 31, 2012; and (2) a maximum ratio of senior debt (which excludes the aggregate principal amount of the senior notes that may be issued pursuant to the Senior Notes Offering and the Convertible Notes) to Consolidated EBITDAX of (a) 2.25 to 1.00 for the fiscal quarters ending on or after September 30, 2010 and on or before June 30, 2011, (b) 2.50 to 1.00 for the fiscal quarters ending on or after September 30, 2011 and on or before December 31, 2011 and (c) 2.25 to 1.00 for each fiscal quarter ending on or after March 31, 2012.
               The Fourteenth Amendment also provides that, upon the issuance of senior notes pursuant to the Senior Notes Offering, the Company must repay all outstanding amounts under the Credit Agreement. Furthermore, the Fourteenth Amendment provides that, on the date that the Company purchases any Convertible Notes pursuant to the Tender Offer, the borrowing base under the Credit Agreement will be reduced by an amount equal to 25% of the difference between the aggregate principal amount of the senior notes issued in the Senior Notes Offering and the aggregate principal amount of Convertible Notes purchased pursuant to the Tender Offer.

          The foregoing description of the Fourteenth Amendment is not complete and is qualified by reference to the complete document, which is filed as Exhibit 10.1 to the Current Report.
Item 7.01 Regulation FD Disclosure.
          The Company is providing certain information in this Current Report in connection with the proposed offering of senior notes described above.
          The Company’s management currently estimates 2010 production to be approximately 38 Bcfe and currently expects the Company’s year-end proved reserves to be between 676 Bcfe and 731 Bcfe. The Company is currently targeting a ratio of debt to proved reserves of less than $0.75/Mcfe by 2012.
          Management currently expects to focus on development and evaluation in its leased properties for the remainder of 2010 and for 2011. In 2010 and 2011, through its joint venture with Reliance Marcellus II, LLC (“Reliance”) in the Marcellus Shale, the Company plans to drill approximately one vertical well and 52 horizontal wells in northeastern Pennsylvania and approximately 12 vertical wells and 28 horizontal wells in central Pennsylvania.
          None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report and the accompanying exhibits is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 8.01 Other Events.
          Press Releases
          On October 25, 2010, the Company issued a press release announcing a proposed offering of senior notes in a private placement. The press release is filed as Exhibit 99.1 to this report.
          Also on October 25, 2010, the Company issued a press release announcing that it has commenced a cash tender offer for up to $300 million aggregate principal amount of its outstanding 4.375% Convertible Senior Notes due 2028. The press release is filed as Exhibit 99.2 to this report.
          Additional Information
          The Company is providing the following updates to certain information about its properties and operations.
          Increased Capital Expenditure Plan.
          The Company’s Board of Directors recently approved a capital expenditure plan for 2010 of $280 million in connection with the closing of the transactions related to its joint venture with

Reliance. This amount represents an increase over the Company’s prior capital expenditure plan amounts of $170 million and $225 million. The Company’s planned capital expenditures for 2010 are currently expected to be allocated as follows:
•	approximately $166 million for drilling, an increase from $147 million under the previous $225 million plan;

•	approximately $102 million for land and seismic acquisitions, an increase from $76 million under the previous $225 million plan; and

•	approximately $12 million for pre-development work of the Company’s Huntington Field in the U.K. North Sea, an increase from $2 million under the previous $225 million plan.
          The Company plans to focus a majority of its near-term capital expenditures in the Barnett Shale area, where it has acquired a significant acreage position and accumulated a large drillsite inventory, and in the Marcellus Shale.
          Areas of Operation.
          The table below highlights the Company’s main areas of activity as of August 31, 2010 and its estimated drilling capital expenditures for 2010.

				Drilling
				Capital
	Productive Wells		Net Leased	Expenditures
	Gross	Net	Acres	2010E
				(In millions)
Barnett Shale	280	207.8	46,512	$118.8
Marcellus Shale	1	0.2	125,713	3.9
Eagle Ford Shale	—	—	19,749	29.8
Niobrara Formation	—	—	59,015	6.9
Other Project Areas in the U.S.	202	113.5	257,637	7.0
U.K. North Sea	—	—	140,346	—
Total	483	321.5	648,972	$166.4
          At August 31, 2010, the Company had an inventory of 47.0 gross wells (21.0 net) in the Barnett Shale that had been drilled and were awaiting fracturing, completion or pipeline connection.
          As of August 31, 2010, the Company had participated in the drilling of 11.0 gross wells (3.0 net) in the Marcellus Shale, including five gross wells that it operated, substantially all of which were drilled to evaluate its acreage.
          The Company has drilled two gross wells (0.6 net) in the Marcellus Shale in 2010 and currently expects to drill 6.0 gross (2.8 net) additional Pennsylvania wells in 2010, with a near-term focus on northeast Pennsylvania and to a lesser extent, central Pennsylvania. Additionally, the Company expects to continue its Marcellus joint venture activities in West Virginia with an affiliate of Avista Capital Holdings LP, including the completion and testing of 1.0 gross well

(0.5 net) in 2010. The Company’s joint ventures in the Marcellus Shale collectively control over 251,000 net acres.
          In the Eagle Ford Shale, the Company now owns approximately 20,000 net acres, has drilled four horizontal gross wells (4.0 net) and is drilling its fifth well. In the Niobrara formation, the Company now owns over 59,000 net leasehold acres and plans to drill four gross wells (4.0 net) prior to year-end. The Company currently expects initial production results from the Eagle Ford Shale in November 2010 and from the Niobrara formation by year-end 2010.
          Third and Fourth Quarter Production.
          Company-wide average production for the third quarter of 2010 was 93.4 Mmcfe/d. For part of the third quarter of 2010, the Company’s production was curtailed in a portion of its Barnett Shale play due to a third party’s expansion of pipeline capacity in its University of Texas at Arlington producing area. The pipeline expansion was completed in late September and the Company’s production in the first half of October has averaged approximately 120 Mmcfe/d. Also in the Barnett Shale area, the Company has several wells that have been drilled and fractured and are awaiting connection to gas gathering systems. The Company’s midstream partner in this area has reported scheduling delays in connecting these wells, which will delay the Company’s adding additional production. As a result, management currently estimates company-wide fourth quarter production will average approximately 120 Mmcfe/d. Actual fourth quarter production may vary materially from this estimate.
          Amendment and Restatement of Credit Facility.
          The Company currently intends to seek to amend and restate its senior credit agreement to extend the maturity date to 2015 and effect other changes by the end of April 2011.
          Risk Factors.
          The Company hereby discloses the following risk factors, which should be read in conjunction with the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2010 and June 30, 2010 and its other filings with the Securities and Exchange Commission.
We conduct a substantial portion of our operations through joint ventures, which subject us to additional risks that could have a material adverse effect on the success of these operations, our financial condition and our results of operations.
          We conduct a substantial portion of our operations through joint ventures with third parties, including Reliance, an affiliate of Sumitomo Corporation and ACP II Marcellus, LLC (“ACP II”), an affiliate of Avista Capital Holdings LP. We may also enter into other joint venture arrangements in the future. These third parties may have obligations that are important to the success of the joint venture, such as the obligation to pay substantial carried costs pertaining to the joint venture and to pay their share of capital and other costs of the joint venture. The performance of these third party obligations, including the ability of the third parties to satisfy their obligations under these arrangements, is outside our control. If these parties do not satisfy their obligations under these arrangements, our business may be adversely affected.
          Our joint venture arrangements may involve risks not otherwise present when exploring and developing properties directly, including, for example:
•	our joint venture partners may share certain approval rights over major decisions;

•	our joint venture partners may not pay their share of the joint venture’s obligations, leaving us liable for their shares of joint venture liabilities;

•	we may incur liabilities as a result of an action taken by our joint venture partners;

•	our joint venture partners may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives; and

•	disputes between us and our joint venture partners may result in delays, litigation or operational impasses.
          The risks described above or the failure to continue our joint ventures or to resolve disagreements with our joint venture partners could adversely affect our ability to transact the business that is the subject of such joint venture, which would in turn negatively affect our financial condition and results of operations.
Our joint venture with Reliance contemplates that we will make significant capital expenditures and subjects us to certain legal and financial terms that could adversely affect us.
          On September 10, 2010, we completed the sale to Reliance of 20% of our interests in oil and gas properties in parts of Pennsylvania in the Marcellus Shale for approximately $13 million in cash and a commitment to pay 75% of certain of our future development costs up to approximately $52 million (the “Carry Commitment”). At that time, we entered into agreements with Reliance to form a new joint venture with respect to the interests being purchased by Reliance from us and ACP II such that we generally retained a 40% working interest in the acreage and Reliance generally owns a 60% working interest.
          The agreements under which we formed this joint venture subject us to various risks, limit the actions we may take with respect to our properties and require us to grant rights to Reliance that could limit our ability to benefit fully from future positive developments. The joint venture requires us to make significant capital expenditures. If we do not timely meet our financial commitments or otherwise do not comply with our joint venture agreements, our rights to participate, exercise operator rights or otherwise influence or benefit from the joint venture will be adversely affected.
          Reliance’s obligation to fund the Carry Commitment expires with respect to any portion of the Carry Commitment not utilized by September 10, 2012, subject to certain extensions. We have agreed to various restrictions on our ability to transfer our properties covered by the joint venture. Additionally, following the expiration of the Carry Commitment, we are subject to a mutual right of first offer on direct and indirect property transfers for the remainder of a ten-year development period (through September 2020), subject to specified exceptions. We have also granted an option in favor of Reliance to purchase a 60% (as adjusted over time) share of acreage purchased directly or indirectly by us after the closing. This option, which covers substantially all of Pennsylvania, is exercisable at our cost plus, in the case of direct property sales, a specified premium, and is subject to specified exceptions. Reliance has the right to assume operatorship of 60% of the undeveloped acreage in portions of central Pennsylvania and, for a three-year period (through September 2013), to purchase all of our 40% interest in such acreage at a specified price. Operations under the joint venture will generally be required to conform to a budget approved by an operating committee that includes representatives of both parties, subject to exceptions, including those for sole risk operations and in the event of defaults by the parties. The parties have also generally agreed until 2013 to forego the ability to conduct sole risk operations and have agreed to certain other limits to such operations thereafter. Reliance has substantially greater financial resources than we have and we may not be able to secure the funding necessary to participate in operations Reliance proposes, thereby reducing our ability to benefit from the joint venture.
          Statements in this Current Report and the exhibits thereto that are not historical facts, including those related to the proposed senior notes offering, the tender offer, joint ventures, expected future capital expenditures, planned exploration or drilling activity, expected testing, fracturing, completion or pipeline connection of wells, plans or targets of the Company’s management, amendments to our senior credit facility, expected production or reserves and access to capital are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of the tender offer and notes offering, the existence of title defects, actions by the Company’s joint venture, midstream and other industry partners, results of exploration activities, government regulation, commodity price changes, finding and development costs, capital needs and uses, market and other conditions and other risks described in this Current Report, the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and its other filings with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description
10.1	Fourteenth Amendment to Credit Agreement, dated as of October 21, 2010, among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent and issuing bank.

99.1	Press Release announcing proposed notes offering issued by Carrizo Oil & Gas, Inc., on October 25, 2010

99.2	Press Release announcing commencement of tender offer for convertible senior notes issued by Carrizo Oil & Gas, Inc., on October 25, 2010

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President and Chief Financial Officer

Date: October 25, 2010

Exhibit Index

Exhibit Number	Description
10.1	Fourteenth Amendment to Credit Agreement, dated as of October 21, 2010, among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent and issuing bank.

99.1	Press Release announcing proposed notes offering issued by Carrizo Oil & Gas, Inc., on October 25, 2010

99.2	Press Release announcing commencement of tender offer for convertible senior notes issued by Carrizo Oil & Gas, Inc., on October 25, 2010